Exhibit 99.1

CONAGRA FOODS COMPLETES ACQUISITION OF RALCORP

OMAHA, NE and ST. LOUIS, MO – January 29, 2013 – ConAgra Foods, Inc. (NYSE: CAG) today announced the successful completion of its acquisition of Ralcorp Holdings, Inc. (NYSE: RAH).  ConAgra Foods agreed to acquire Ralcorp on November 26, 2012, for $90.00 in cash per share of Ralcorp common stock.  The closing of the transaction follows the approval of the acquisition by Ralcorp’s shareholders on January 29, and the receipt of all required regulatory approvals.

With 36,000 employees and sales of approximately $18 billion annually, the combined company is one of the largest packaged food companies in North America.  The transaction also positions ConAgra Foods as the largest private brand packaged food business in North America, with approximately $4.5 billion in combined annual private brand sales.

Gary Rodkin, chief executive officer of ConAgra Foods said, “We are excited to have closed the transaction and welcome our talented new team members from Ralcorp to the ConAgra Foods family.  We are now in a position to begin the most substantial aspects of integration planning and look forward to learning from and working with our new colleagues. This important acquisition reinforces and accelerates our ‘Recipe for Growth’ strategy, which also includes growth in our core business and adjacencies, and expansion internationally.”

With the addition of Ralcorp’s leading position as a supplier of private brand packaged food in North America, ConAgra Foods has a well-balanced portfolio of consumer branded, private brand, commercial and foodservice offerings, with consumer brands continuing to be the largest part of the company’s portfolio. ConAgra Foods will apply its substantial scale and significant operational expertise to the compelling long-term growth opportunities in the private brand segment.

Rodkin added, “Today’s acquisition of Ralcorp provides us with the right mix to deliver greater value and innovation to our customers and consumers, and sustainable, profitable growth to our shareholders.  While our private brand business has just grown significantly, we remain very focused on our other business segments and are committed to delivering results across the company.”

ConAgra Foods plans to communicate preliminary estimates of the benefit of the transaction on Fiscal 2013 and Fiscal 2014 EPS as part of its presentation to the Consumer Analyst Group of New York (CAGNY) in February.  Following the completion of its financial planning process, which will take into account the growth trajectory of the combined business and the expected pace of synergies over a multi-year period, ConAgra Foods plans to provide investors with upwardly revised long-term EPS goals as part of its fiscal fourth quarter earnings release this summer.

ConAgra Foods will continue to be headquartered in Omaha and led by chief executive officer Gary Rodkin.
Kevin Hunt, former CEO of Ralcorp, will be a consultant to ConAgra Foods for the next 12 months. Richard Koulouris, VP and President of the Ralcorp Food Group, and Charles Huber, VP and President of the Ralcorp Frozen Bakery business, will report directly to Gary Rodkin, effective immediately.  ConAgra Foods has established an integration team, led by a Steering Committee of senior leaders from ConAgra Foods and Ralcorp, and staffed by a full support network of dedicated resources.

Outstanding Ralcorp Stock
Ralcorp shareholders will be sent a letter of transmittal with detailed written instructions for exchanging their Ralcorp stock certificates for the merger consideration.  Ralcorp shareholders whose shares are held in “street name” by a brokerage firm, bank, trust or other nominees will receive instructions from their brokerage firm, bank, trust or other nominees as to how to effect the surrender of their “street name” shares in exchange for the merger consideration.

Advisors
Centerview Partners and BofA Merrill Lynch are serving as financial advisors to ConAgra Foods and Davis Polk & Wardwell LLP and Jones Day are serving as its legal advisors.  Barclays and Goldman Sachs & Co. are serving as Ralcorp’s financial advisors and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor.

About ConAgra Foods, Inc.
ConAgra Foods, Inc., (NYSE: CAG) is one of North America's leading food companies, with brands in 97 percent of America's households. Consumers find Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt's®, Marie Callender's®, Orville Redenbacher's®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at http://www.conagrafoods.com.

Ralcorp produces a variety of private brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers.  Ralcorp’s diversified product mix includes: ready‐to‐eat and hot cereals; nutritional and cereal bars; snack mixes, corn‐based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre‐baked products such as breads and muffins; frozen and refrigerated doughs; dry pasta; and frozen pasta meals.  For more information about Ralcorp, visit www.ralcorp.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on ConAgra Foods’ current expectations and are subject to uncertainty and changes in circumstances.  These forward-looking statements include, among others, statements regarding expected synergies and benefits of the combination of ConAgra Foods and Ralcorp, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the transaction.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include:  ConAgra Foods’ ability to realize the synergies contemplated by the transaction; ConAgra Foods’ ability to promptly and effectively integrate the business of Ralcorp and ConAgra Foods; the availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; the effectiveness of its product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ innovation, marketing, including increased marketing investments, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of ConAgra Foods’ product recalls; access to capital; ConAgra Foods’ success in effectively and efficiently integrating its acquisitions; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock, if any; and other risks and uncertainties discussed in ConAgra Foods’ filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.

Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

Contacts
Investor Inquiries

Chris Klinefelter
Vice President, Investor Relations
(402) 240-4154

Media Inquiries

Teresa Paulsen
Vice President, Communication & External Relations
(402) 240-5210

Steven Lipin / Gemma Hart
Brunswick Group
(212) 333-3810